Exhibit 99.1

Cephalon Completes Acquisition of Arana Therapeutics

Acquisition Diversifies Cephalon Technology Portfolio and Forms

Foundation for Biologics Business

FOR IMMEDIATE RELEASE

Frazer, PA — August 10, 2009 — Cephalon, Inc. (Nasdaq: CEPH) announced today that it has completed its previously announced acquisition of all of the outstanding ordinary shares of Australian biotechnology company, Arana Therapeutics Limited.  As a result of the acquisition, Arana is now a wholly-owned subsidiary of Cephalon.

Cephalon Chairman and CEO, Frank Baldino Jr., Ph.D., said, “We are excited about the advanced biological and molecular technology expertise that Arana brings to Cephalon.  With biologics in inflammatory diseases and clinical candidates in oncology for solid tumors, this acquisition will catalyze the entry of Cephalon into the biologics space. “

Cephalon acquires an established protein engineering technology platform to transform proteins, including antibodies, into potent drug candidates. The lead biologic in the portfolio (ART621) is the first domain antibody to enter the clinic targeting TNF alpha, and is in a phase 2 clinical program for rheumatoid arthritis.  Additional biologics acquired include: a RANKL inhibitor for bone metastases; one targeting a novel epitope for colorectal cancer in collaboration with Kyowa Hakko-Kirin; one targeting gangliosides for small cell lung cancer and melanoma; one targeting IL 12 /23 for psoriasis and Crohn’s disease as well as other earlier stage opportunities.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of many unique products in four core therapeutic areas: central nervous system, inflammatory diseases, pain and oncology. A member of the Fortune 1000 and the S&P 500 Index, Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota.

Cephalon has a growing presence in Europe, the Middle East and Africa.  The Cephalon European headquarters and pre-clinical development center are located in Maisons-Alfort, France, just outside of Paris.  Key business units are located in England, Ireland, France, Germany, Italy, Spain, the Netherlands for the Benelux countries, and Poland for Eastern and Central European countries.  Cephalon Europe markets more than 30 products in four areas: central nervous system, pain, primary care and oncology.

The company’s proprietary products in the United States include: NUVIGIL® (armodafinil) Tablets [C-IV], TREANDA® (bendamustine hydrochloride) for Injection, AMRIX®  (cyclobenzaprine hydrochloride extended-release capsules), FENTORA® (fentanyl buccal tablet) [C-II], PROVIGIL® (modafinil) Tablets [C-IV], TRISENOX® (arsenic trioxide) injection, GABITRIL® (tiagabine hydrochloride), and ACTIQ® (oral transmucosal fentanyl citrate) [C-II].  The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

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In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; creation of a new therapeutic focus on inflammatory diseases; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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Source:  Cephalon, Inc.

Contacts:

Media:	Investor Relations:
Sheryl Williams	Chip Merritt
610-738-6493 (office)	610-738-6376 (office)
610-457-5257 (cell)	cmerritt@cephalon.com
swilliam@cephalon.com